Exhibit 99.1

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2025

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Condensed Consolidated Statements of Financial Position	2

Condensed Consolidated Statements of Profit or Loss	3

Condensed Consolidated Statements of Equity	4-5

Condensed Consolidated Statements of Cash Flows	6-7

Notes to Interim Condensed Consolidated Financial Statements	8-19

- - - - - - - - - - - - - - - - - - -

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,		December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,450	$40,424	$55,856
Financial assets at fair value through profit or loss	14,116	8,598	13,154
Rents and other receivables, net	3,872	3,041	2,201
Prepaid expenses and other assets	4,306	6,491	4,179
Due from affiliate	2,317	—	—
Restricted cash	38,439	22,510	25,486
	77,500	81,064	100,876
Investment property held for sale	39,100	—	—
	116,600	81,064	100,876
NON-CURRENT ASSETS
Investment properties	1,010,958	1,433,138	1,157,945
Property plant and equipment - hotel, net	30,000	36,831	33,624
Goodwill	949	949	949
Investment in joint ventures	173,075	176,493	177,375
Restricted cash	12,195	16,504	16,890
	1,227,177	1,663,915	1,386,783
Total assets	$1,343,777	$1,744,979	$1,487,659

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable	$337,621	$178,813	$157,316
Bonds payable	157,247	102,843	20,653
Accounts payable and accrued liabilities	31,050	25,500	27,996
Due to affiliate	24,652	13,574	12,660
Other liabilities	16,574	20,072	18,516
	567,144	340,802	237,141
Note payable related to property held for sale, net	39,515	—	—
	606,659	340,802	237,141
NON-CURRENT LIABILITIES
Notes payable, net	164,607	455,330	388,582
Bonds payable, net	167,848	262,457	298,741
Lease obligation	9,270	9,224	8,912
Other liabilities	25,876	14,492	26,380
	367,601	741,503	722,615
Total liabilities	974,260	1,082,305	959,756

EQUITY
Owner's net equity	366,099	654,858	523,989
Non-controlling interests	3,418	7,816	3,914
Total equity	369,517	662,674	527,903
Total liabilities and equity	$1,343,777	$1,744,979	$1,487,659
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

August 31, 2025	/s/ Ryan Schluttenhofer	/s/ Jodi Kremerman	/s/ Keith David Hall
Date of approval of	Schluttenhofer, Ryan	Kremerman, Jodi	Hall, Keith David
financial statements	Chief Accounting Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2025	2024	2025	2024	2024
	Unaudited				Audited
	U.S. dollars in thousands
Revenues and other income:
Rental income	$53,694	$57,615	$27,269	$28,889	$112,567
Tenant reimbursements	5,975	5,622	2,967	2,501	11,672
Hotel revenues	4,622	5,039	1,737	2,235	9,061
Other operating income	932	961	468	489	1,899
Total revenues and other income	65,223	69,237	32,441	34,114	135,199

Expenses:
Operating, maintenance, and management fees	(23,302)	(22,945)	(11,624)	(11,657)	(48,572)
Real estate taxes and insurance	(10,903)	(13,031)	(5,422)	(6,555)	(23,410)
Hotel expenses	(3,373)	(3,657)	(1,636)	(1,781)	(6,877)
Total expenses	(37,578)	(39,633)	(18,682)	(19,993)	(78,859)
Gross profit	27,645	29,604	13,759	14,121	56,340

Fair value adjustment of investment properties, net	(111,210)	(79,760)	(108,665)	(27,960)	(123,140)
Depreciation	(548)	(572)	(274)	(292)	(1,178)
Equity in loss of unconsolidated joint ventures, net	(4,300)	(9,281)	(2,433)	(4,925)	(49,226)
Asset management fees	(7,387)	(7,974)	(3,722)	(3,872)	(15,622)
Impairment loss - hotel	(3,171)	(3,454)	(3,171)	—	(6,400)
General and administrative expenses	(2,877)	(4,590)	(1,279)	(2,832)	(7,425)
Operating loss	(101,848)	(76,027)	(105,785)	(25,760)	(146,651)

Finance income (loss) from financial assets at fair value through profit or loss	962	(16,551)	962	(1,279)	(11,995)
Finance expenses, net	(33,294)	(34,782)	(17,151)	(18,009)	(71,892)
Foreign currency transaction (loss) gain, net	(24,157)	11,280	(30,141)	7,367	(3,156)
Other income	1,016	738	233	283	1,764
Loss on extinguishment of debt	—	—	—	—	(6,033)
Net loss before income taxes	$(157,321)	$(115,342)	$(151,882)	$(37,398)	(237,963)
Income tax provision	(830)	—	—	—	(10,000)
Net loss	$(158,151)	$(115,342)	$(151,882)	$(37,398)	$(247,963)

Net loss attributable to owner	$(157,890)	$(112,308)	$(151,422)	$(34,748)	$(243,177)
Net loss attributable to non-controlling interests	(261)	(3,034)	(460)	(2,650)	(4,786)
Net loss	$(158,151)	$(115,342)	$(151,882)	$(37,398)	$(247,963)
Total comprehensive loss	$(158,151)	$(115,342)	$(151,882)	$(37,398)	$(247,963)
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions	Retained earnings (deficit)	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of January 1, 2025	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903
Net loss	—	(157,890)	—	(157,890)	(261)	(158,151)
Total comprehensive loss	—	(157,890)	—	(157,890)	(261)	(158,151)
Noncontrolling interest contribution	—	—	—	—	10	10
Noncontrolling interest distributions	—	—	—	—	(245)	(245)
Balance as of June 30, 2025	$693,554	$(370,529)	$43,074	$366,099	$3,418	$369,517

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of January 1, 2024	$693,554	$35,538	$43,074	$772,166	$10,724	$782,890
Net loss	—	(112,308)	—	(112,308)	(3,034)	(115,342)
Total comprehensive loss	—	(112,308)	—	(112,308)	(3,034)	(115,342)
Distributions to owner	—	(5,000)	—	(5,000)	—	(5,000)
Noncontrolling interest contributions	—	—	—	—	397	397
Noncontrolling interest distribution	—	—	—	—	(271)	(271)
Balance as of June 30, 2024	$693,554	$(81,770)	$43,074	$654,858	$7,816	$662,674

	Owner contributions	Retained earnings (deficit)	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of April 1, 2025	$693,554	$(219,107)	$43,074	$517,521	$4,053	$521,574
Net loss	—	(151,422)	—	(151,422)	(460)	(151,882)
Total comprehensive loss	—	(151,422)	—	(151,422)	(460)	(151,882)
Noncontrolling interest contribution	—	—	—	—	10	10
Noncontrolling interest distribution	—	—	—	—	(185)	(185)
Balance as of June 30, 2025	$693,554	$(370,529)	$43,074	$366,099	$3,418	$369,517

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (CONTINUED)

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited
	U.S. dollars in thousands
Balance as of April 1, 2024	$693,554	$(42,022)	$43,074	$694,606	$10,690	$705,296
Net loss	—	(34,748)	—	(34,748)	(2,650)	(37,398)
Total comprehensive loss	—	(34,748)	—	(34,748)	(2,650)	(37,398)
Distribution to owner	—	(5,000)	—	(5,000)	—	(5,000)
Noncontrolling interest contribution	—	—	—	—	47	47
Noncontrolling interest distribution	—	—	—	—	(271)	(271)
Balance as of June 30, 2024	$693,554	$(81,770)	$43,074	$654,858	$7,816	$662,674

	Owner contributions	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited
	U.S. dollars in thousands
Balance as of January 1, 2024	$693,554	$35,538	$43,074	$772,166	$10,724	$782,890
Net loss	—	(243,177)	—	(243,177)	(4,786)	(247,963)
Total comprehensive loss	—	(243,177)	—	(243,177)	(4,786)	(247,963)
Distributions to owner	—	(5,000)	—	(5,000)	—	(5,000)
Noncontrolling interests contributions	—	—	—	—	584	584
Noncontrolling interests distributions	—	—	—	—	(2,608)	(2,608)
Balance as of December 31, 2024	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2025	2024	2025	2024	2024
	Unaudited				Audited
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net loss	$(158,151)	$(115,342)	$(151,882)	$(37,398)	$(247,963)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in loss of joint ventures, net	4,300	9,281	2,433	4,925	49,226
Fair value adjustment on investment properties, net	111,210	79,760	108,665	27,960	123,140
Depreciation	549	572	275	292	1,178
Impairment loss - hotel	3,171	3,454	3,171	—	6,400
Income tax provision	830	—	—	—	10,000
Deferred rent	1,104	(325)	620	(290)	(859)
Credit loss on financial assets	24	898	(660)	492	2,682
Finance expenses, net	33,294	34,782	17,151	18,009	71,892
Other income	(1,016)	(738)	(234)	(283)	(1,764)
Loss on extinguishment of debt	—	—	—	—	6,033
Finance (income) loss from financial assets at fair value through profit or loss	(962)	16,551	(962)	1,279	11,995
Foreign currency transaction loss (gain), net	24,157	(11,280)	30,141	(7,367)	3,156
	18,510	17,613	8,718	7,619	35,116
Changes in assets and liabilities:
Restricted cash	(1,698)	10,405	(6,103)	(3,310)	(154)
Rents and other receivables, net	(2,454)	(573)	(922)	(241)	(1,517)
Prepaid expenses and other assets	(130)	(1,129)	1,291	(2,425)	485
Accounts payable and accrued liabilities	(4,102)	(3,009)	(945)	611	(1,697)
Due to affiliates	1,992	2,886	1,291	47	4,676
Other liabilities	3,021	(3,833)	3,814	229	7,264
	(3,371)	4,747	(1,574)	(5,089)	9,057
Net cash provided by operating activities	15,139	22,360	7,144	2,530	44,173

Cash Flows from Investing Activities:
Improvements to investment properties	(6,458)	(17,512)	(2,193)	(7,650)	(27,512)
Proceeds from sales of investment properties, net	1,845	3,126	494	1,628	242,347
Distribution of capital from joint venture	759	1,497	759	1,497	1,497
Advance to associate	(2,317)	—	(815)	—	—
Other income received	1,016	738	174	108	1,764
Payments for development obligations	(2,311)	(3,905)	(456)	(1,655)	(11,540)
Taxes paid related to sales of investment properties	—	—	—	—	(10,000)
Contributions to joint ventures	—	(38,689)	—	(23,055)	(79,530)
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	—	16,379	—	2,070	16,379
Purchase of interest rate caps	—	(1,447)	—	(506)	(1,447)
Proceeds from interest rate caps	—	1,687	—	209	2,813
Payments on foreign currency derivatives, net	—	(478)	—	—	(478)
Dividend income received from financial assets at fair value through profit or loss	—	81	—	3	81
Proceeds for development obligations	—	5	—	1	16,461
Net cash (used in) provided by investing activities	(7,466)	(38,518)	(2,037)	(27,350)	150,835
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2025	2024	2025	2024	2024
	Unaudited				Audited
	U.S. dollars in thousands
Cash Flows from Financing Activities:
Principal payments on notes and bonds payable	$(26,564)	$(115,169)	$(2,167)	$(6,173)	$(348,667)
Payments of deferred financing costs and extinguishment of debt	(167)	(3,890)	—	(2,468)	(9,813)
Interest paid	(26,925)	(30,490)	(7,870)	(14,395)	(60,399)
Noncontrolling interest contributions	10	397	10	47	584
Noncontrolling interest distributions	(245)	(271)	(185)	(271)	(2,608)
(Distribution) release of restricted cash for debt service obligations	(6,259)	15,212	(6,541)	(5,344)	13,962
Proceeds from loans from owner	10,000	—	2,000	—	—
Proceeds from notes and bonds payable	—	98,850	—	77,288	179,787
Distributions to owner	—	(3,850)	—	(3,175)	(6,554)
Net cash (used in) provided by financing activities	(50,150)	(39,211)	(14,753)	45,509	(233,708)
Effect of exchange rate changes on cash and cash equivalents	1,071	701	1,120	(44)	(536)
Net (decrease) increase in cash and cash equivalents	(41,406)	(54,668)	(8,526)	20,645	(39,236)
Cash and cash equivalents, beginning of period	55,856	95,092	22,976	19,779	95,092
Cash and cash equivalents, end of period	$14,450	$40,424	$14,450	$40,424	$55,856

Supplemental Disclosure of Noncash Activities:

Accrued development obligations	$9,188	$7,313	$9,188	$7,313	$12,135
Distribution payable to owner	$—	$2,704	$—	$2,704	$—
Asset management fee reimbursement payable to owner	$16,342	$9,658	$16,342	$9,658	$12,006
Deposit applied to sale of investment property	$—	$—	$—	$—	$9,472
The accompanying notes are an integral part of the interim condensed consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION

a.These financial statements have been prepared in a condensed format as of June 30, 2025 and for the six and three months period then ended ("interim condensed consolidated financial statements"). These interim condensed consolidated financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2024 and for the year then ended and the accompanying notes ("annual financial statements").

The Company and its subsidiaries (the "Group") operate in the investment real estate industry in the United States, which includes mainly investment in office, residential real estate, and undeveloped lands. In addition, the Company invests in joint ventures and a real estate equity security. The Company has three reporting segments: 1) strategic opportunistic properties 2) residential homes and 3) hotel.

As of June 30, 2025 the Company consolidated eight office complexes, encompassing, in the aggregate, approximately 2.8 million rentable square feet and these properties were 64% occupied and had one office property held for sale. In addition, the Company owned one residential home portfolio consisting of 2,078 residential homes, and one apartment property containing 317 units, which were 92% and 90% occupied, respectively. The Company also owned one hotel property with 196 rooms, three investments in undeveloped land with approximately 247 developable acres, and one office/retail development property, two investments in unconsolidated joint ventures and one financial asset at fair value through profit or loss. Subsequent to June 30, 2025, the Company completed the sale of Georgia 400 Center, an office property and as a result the sale, the Company classified this property as held for sale as of June 30, 2025. Refer to Note 7 for additional details on the sale.

b.Due to the increase in the interest rates and among other factors, we are experiencing restrictions in our liquidity with respect to certain financial covenant requirements, unable to refinance maturing debt in part or in full as it comes due and bear higher debt service costs and reduced yields relative to cost of debt. If we are unable to find alternative sources of financing, there is a possibility that we will not have sufficient funds to cover our ongoing operating expenditures. Based on interest rates as of June 30, 2025, if interest rates were 100 basis points higher or lower during the six months ending June 30, 2025, the annualized interest expense on our variable rate debt would increase or decrease by $3.6 million.

In addition, tenants and potential tenants of the Company’s properties may be adversely impacted by inflation and rising interest rates, which could negatively impact the Company’s tenants’ ability to pay rent and the demand for the Company’s properties. Such adverse impacts on the Company’s tenants may cause increased vacancies, which may add pressure to lower rents and increase the Company’s expenditures for re-leasing.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION (CONTINUED)

c.The financial condition of the Company and the going concern assumption.

As of June 30, 2025, the Company had a working capital shortfall amounting to $490.1 million, primarily attributed to loans maturing in the year following the date of the statement of financial position, including: mortgage loans related to our residential homes portfolio of $190.2 million (October 2025 - April 2026 maturities), Series B bonds of $115.1 million (January 2026 maturity), Series C bonds of $42.1 million (repaid on August 17, 2025), and a mortgage loan related to the Crown Pointe office building of $54.7 million (forbearance agreement until September 2025), and $65.1 million of loans are in technical default as of the date of this report. In July 2025, the Company completed a secured financing transaction of $80.0 million (the "WhiteHawk Loan"), the proceeds, of which were used primarily for the full redemption of the Series C bonds and a pre-payment interest penalty, totaling $43.7 million, reserved $13.1 million for Series B and Series D interest payments and the remainder designated for operating needs, refer to Note 7 for additional details on this transaction. As a result of completing this transaction, a trustee that represents the bondholders of the Series B and Series D bonds (the "Trustee"), issued a series of communications alleging potential breaches of duty, see below "Negotiations between the Company and the Trustee and the representatives of the holders of the Series B and Series D bonds of the Company" for further details.

As of June 30, 2025, the Company was non-compliant with the minimum consolidated equity requirement and Net Adjusted Financial Debt to Net Adjusted Cap covenants related to the Series B and Series D bonds and according to the deeds of trust, if the Company is not in compliance for two consecutive quarters, the Series B and Series D bonds may become due and payable. Refer to Note 4 for additional details on the covenants. Furthermore, in July 2025, S&P Global Ratings Maalot ltd. announced an update to the rating for the Series B and Series D bonds from to ilA to ilBBB. As a result of the downgrades, the annual interest rate for the Series B and Series D bonds increased to 5.18% and 11.00%, respectively.

During the three and six months ended June 30, 2025, the Company recognized fair value losses of investment properties (including as a result of the sale of an asset) of $108.7 million and $111.2 million, respectively, due to declines in market conditions and projected cash flows, changes in sales comparisons, and based on quoted prices and continued declines in fair values may limit our ability to sell assets or refinance debt at attractive terms. The Company may negotiate a turnover of one or more secured properties back to the related lender and remit payment for any associated loan guarantee. To meet its repayment obligations in the coming year as mentioned above, the Company expects to generate cash flow from ongoing operations, additional sales of assets and securities, refinance loans, and exercise loan extension options. On August 22, 2025, the Company entered into a Purchase and Sale Agreement for the Richardson office and undeveloped land assets for a sales price of $30.0 million and on August 25, 2025, also entered into a non-binding Letter of Intent for 1,799 residential homes (to one buyer as a portfolio) for a sales price of $230.0 million. Refer to Note 7 for additional details of these events. The Company’s residential homes portfolio is classified as Level 3 within the fair value hierarchy. Valuations are typically performed using the individual residential home as the unit of account, rather than assessing the portfolio on an aggregate basis. A market participant evaluating a single residential home property may not apply the same portfolio-level discounts that another market participant would require when acquiring the portfolio, where the weighted average cost of capital, including current market costs of debt and equity, would more directly influence pricing. Management estimates that if the residential homes will be sold as a portfolio, instead of individually, a discount of approximately 10-25% may be applied.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION (CONTINUED)

These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful negotiations with the Trustee and Representatives, and such plans are not within the control of the Company, and therefore, there is no assurance that the Company will be successful in implementing its plans and fulfill its obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sale of its residential home portfolio, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. As a result, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern. No adjustments were made to the financial statements to the values or classifications of assets and liabilities that might be necessary if the Company is unable to continue operating as a going concern.

Negotiations between the Company and the Trustee and the representatives of the holders of the Series B and Series D bonds of the Company.

The following is a summary of the main actions and the decisions that were carried out and made in the framework of the aforementioned negotiations:

1.Letter of commitment to Reznik Paz Nevo Trustees Ltd., the trustee for the holders of the Company's Debentures (Series B and Series D)
On August 19, 2025, the Company reported that a Letter of Commitment (Standstill) was signed in favor of Trustee and in favor of the holders of the Company's Series B and Series D bonds.

2.Decision to order negotiations in accordance with the debt settlement principles document
On August 3, 2025, the meetings of the holders of the Series B and Series D bonds have approved an instruction to the Trustee, the representatives of the holders of the Series B and Series D bonds of the Company (the "Representatives") and the Trustee's counsel and the holders of the Series B and Series D bonds to conduct negotiations with the Company for the purpose of reaching a debt arrangement on the basis of the debt settlement principles document.

3.Decision to Notify the Company of the Objection of the holders of the Series B and Series D bonds to the engagement in the Financing Agreement
On July 27, 2025, the meetings of the holders of the Series B and Series D bonds have approved a resolution to instruct the Trustee to notify the Company and the Company's officers that the holders of the Series B and Series D bonds object to the Company entering the WhiteHawk Loan in which the Company ultimately entered into.

4.Appointment of Representatives

Appointment of a joint representation
On July 21, 2025, the meetings of the holders of the Series B and Series D bonds decided to appoint a joint representation for the holders of the Series B and Series D bonds.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION (CONTINUED)

Appointment of Legal Advisor to the Trustee, the Holders of the Debentures Series and the Joint Representation
On July 28, 2025, the meetings of the holders of the Series B and Series D bonds approved the appointment of a legal advisor for the joint representation of the Trustee and Representatives (the "Joint Representation"). The candidates who received the most votes in aggregate were Adv. Raanan Kalir and Adv. Alon Binyamini of Erdinast, Ben Nathan, Toledano & Co.

Appointment of a member of the Joint Representation
On July 28, 2025, the meetings of the holders of the Series B and Series D bonds have decided that the Joint Representation. At those meetings, the candidate who received the most votes in aggregate was Mr. Ofer Gazit.

Appointment of an American Advisor to the Joint Representation of the Trustee of the Debenture Series and the Holders of the Debenture Series
On July 31, 2025, the meetings of the holders of the Series B and Series D bonds have approved the appointment of Mr. Amir Jiris as an American counsel for the Joint Representation.

Appointment of an American Legal Counsel for the Joint Representation
On July 31, 2025, the meetings of the holders of the Series B and Series D bonds have approved the appointment of Adv. Michael Friedman of the law firm Chapman and Cutler LLP as an American legal counsel for the Joint Representation.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICY

Basis of presentation of the interim condensed consolidated financial statements:

The interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 3:    INVESTMENT IN JOINT VENTURES

As of June 30, 2025, the Company’s investment in joint ventures was composed of the following (dollars in thousands):

	Properties as of June 30, 2025			Investment Balance as of
				June 30,		December 31, 2024
				2025	2024
Joint Venture		Location	Ownership %	Unaudited		Audited
110 William Joint Venture	1	New York, New York	(1)	$138,402	$141,133	$142,899
Pacific Oak Opportunity Zone Fund I	4	Various	47.0%	34,673	35,296	34,476
				$173,075	$176,429	$177,375
_____________________
(1)As of June 30, 2025, the Company owned 77.5% of preferred interest and 100% of common interest in the 110 William Joint Venture.

The equity in (loss) profit of joint ventures for the six and three months ended June 30, 2025 and 2024 and the year ended December 31, 2024 was as follows (in thousands):

	Six Months Ended June 30,		Three Months Ended June 30,		Year ended December 31, 2024
	2025	2024	2025	2024
	Unaudited		Unaudited		Audited
110 William Joint Venture	$(4,497)	$(10,006)	$(2,371)	$(5,293)	(49,066)
Pacific Oak Opportunity Zone Fund I	197	725	(62)	368	(160)
Equity in loss of unconsolidated joint ventures	$(4,300)	$(9,281)	$(2,433)	$(4,925)	$(49,226)

110 William Joint Venture:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands):

	June 30,		December 31,
	2025	2024	2024
	Unaudited		Audited
Current assets	$9,816	$16,026	$8,676
Non-current assets (investment property)	503,552	407,413	464,900
Current liabilities	26,945	8,594	23,824
Non-current liabilities (1)	326,343	248,628	277,558

Equity	160,080	166,217	172,194

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$138,402	$141,133	$142,899

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 3:    INVESTMENT IN JOINT VENTURES (CONTINUED)
_____________________
(1)During the three months ended June 30, 2025, the 110 William Joint Venture entered into a loan agreement for $21.0 million. The loan has an initial maturity date of July 5, 2026 with two annual extensions available and has an annual interest rate of one-month SOFR plus 15.0%.

	Six Months Ended June 30,		Three Months Ended June 30,		Year ended December 31, 2024
	2025	2024	2025	2024
	Unaudited		Unaudited		Audited
Revenues	$6,480	$8,065	$2,898	$3,979	$15,890
Gross (loss) profit	(1,796)	427	(707)	430	(93)
Operating (loss) profit *)	(1,592)	438	(894)	414	(24,854)
Net loss *)	(12,149)	(8,983)	(6,586)	(4,400)	(43,834)
Share of equity in loss from joint venture (Based on the waterfall mechanism)	(4,497)	(10,006)	(2,371)	(5,293)	(49,066)
*) Includes revaluation of investment properties	$240	$30	$(184)	$—	$(24,748)

In April 2025, the 110 William Joint Venture successfully delivered a tranche of office space to a major tenant and as a result, received $14.7 million from the tenant.

Pacific Oak Opportunity Zone Fund I:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak Opportunity Zone Fund 1, LLC (100%) (in thousands):

	June 30,		December 31,
	2025	2024	2024
	Unaudited		Audited
Current assets	$2,268	$2,973	$1,970
Non-current assets (investment properties)	129,132	130,830	129,133
Current liabilities	904	1,108	828
Non-current liabilities	58,173	58,245	57,837

Equity	72,323	74,450	72,438

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$34,673	$35,296	$34,476

	Six Months Ended June 30,		Three Months Ended June 30,		Year ended December 31, 2024
	2025	2024	2025	2024
	Unaudited		Unaudited		Audited
Revenues	$4,109	$4,615	$1,971	$2,332	$9,184
Gross profit	2,365	3,979	1,032	2,121	7,687
Operating profit (loss) *)	406	2,205	(817)	970	1,915
Net (loss) profit *)	384	1,242	(164)	411	(479)
Share of profit (loss) from joint venture (Based on the waterfall mechanism)	197	725	(62)	368	(160)
*) Includes revaluation of investment properties	$—	$361	$—	$—	$(1,359)

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 3:    INVESTMENT IN JOINT VENTURES (CONTINUED)

The Company does not attach the financial statements related to the investment in joint ventures, as the report do not add more information to the contained above.

353 Sacramento Joint Venture

The Company previously suspended the equity method of accounting for the 353 Sacramento Joint Venture and in June 2025, the Company disposed its 353 Sacramento Joint Venture through a deed-in-lieu of foreclosure agreement with the lender and as a result.

NOTE 4:    FINANCIAL INSTRUMENTS

The following were the fair values of the Company’s financial instruments as of June 30, 2025 and 2024, and December 31, 2024 (in thousands):

	June 30,		December 31,
	2025	2024	2024
	Unaudited		Audited
Notes payable	$535,910	$627,950	$540,191
Series Bonds	$272,643	$373,457	$329,141
Related party loan	$10,000	$—	$—

The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of June 30, 2025, the Company's covenant calculations are as follows: (i) Consolidated Equity Capital of the Company as of June 30, 2025 was $366.1 million, (ii) the Net Adjusted Debt to Net Adjusted Cap was 75.2%; (iii) the Adjusted NOI was $50.4 million for the trailing twelve months ended June 30, 2025; and (iv) the consolidated scope of projects was $0 as of June 30, 2025. The Company was not compliant with the Consolidated Equity Capital of the Company and Net Adjusted Financial Debt to Net Adjusted Cap covenants and if the Company is not compliant for two consecutive quarters, the bonds may become immediately due and payable. The non-compliance does not result in further increases in interest rates, nor does it constitute an event of a default.
The Series C bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); and (iii) the Loan to Collateral Ratio shall not exceed a rate of 75%. As of June 30, 2025, the Company's covenant calculations are as follows: (i) Consolidated Equity Capital of the Company as of June 30, 2025 was $366.1 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 75.2%; and (iii) the Loan to Collateral Ratio as of June 30, 2025 was 73%. The Company was not compliant with the Consolidated Equity Capital of the Company and Net Adjusted Financial Debt to Net Adjusted Cap covenants and if the Company is not compliant for two consecutive quarters, the bonds may become immediately due and payable. The non-compliance does not result in further increases in interest rates, nor does it constitute an event of a default.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 4:    FINANCIAL INSTRUMENTS (CONTINUED)
The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million. As of June 30, 2025, the Company's covenant calculations are as follows: (i) Consolidated Equity Capital of the Company as of June 30, 2025 was $366.1 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 75.2%; and (iii) the Adjusted NOI was $50.4 million for the trailing twelve months ended June 30, 2025. The Company was not compliant with the Consolidated Equity Capital of the Company and Net Adjusted Financial Debt to Net Adjusted Cap covenants and if the Company is not compliant for two consecutive quarters, the bonds may become immediately due and payable. The non-compliance does not result in further increases in interest rates, nor does it constitute an event of a default.
The Company's investments in real estate equity securities are carried at their estimated fair value based on quoted market prices (Level 1) for the securities. Unrealized gains and losses are reported in finance loss from financial assets at fair value through profit or loss.
NOTE 5:    SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker ("CODM") to make decisions about resources to be allocated and asses its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM. The selected financial information for the reporting segments as of and for the six and three months ended June 30, 2025 and 2024 and as of and the year ended December 31, 2024 is as follows (in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 5:    SEGMENT INFORMATION (CONTINUED)

	June 30, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Investment properties (including held for sale)	$658,776	$391,282	$—	$1,050,058
Property plant and equipment - hotel, net	$—	$—	$30,000	$30,000
Total assets	$903,086	$405,709	$34,982	$1,343,777
Total liabilities	$751,944	$198,970	$23,346	$974,260

	Six months ended June 30, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Total revenues and other income	$42,328	$18,273	$4,622	$65,223
Gross profit	$19,479	$6,917	$1,249	$27,645
Finance expenses, net	$27,502	$4,727	$1,065	$33,294

	Three months ended June 30, 2025
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Total revenues and other income	$21,503	$9,201	$1,737	$32,441
Gross profit	$9,583	$4,075	$101	$13,759
Finance expenses, net	$14,193	$2,446	$512	$17,151

	June 30, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Investment properties	$1,025,158	$407,980	$—	$1,433,138
Property plant and equipment - hotel, net	$—	$—	$36,831	$36,831
Total assets	$1,287,193	$419,230	$38,556	$1,744,979
Total liabilities	$856,553	$202,283	$23,469	$1,082,305

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 5:    SEGMENT INFORMATION (CONTINUED)

	Six months ended June 30, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Total revenues and other income	$46,176	$18,022	$5,039	$69,237
Gross profit	$20,240	$7,982	$1,382	$29,604
Finance expenses, net	$28,899	$4,709	$1,174	$34,782

	Three months ended June 30, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Unaudited
Total revenues and other income	$23,013	$8,866	$2,235	$34,114
Gross profit	$9,951	$3,716	$454	$14,121
Finance expenses, net	$15,066	$2,339	$604	$18,009

	December 31, 2024
	Audited
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Audited
Investment properties	$762,350	$395,595	$—	$1,157,945
Property plant and equipment - hotel, net	$—	$—	$33,624	$33,624
Total assets	$1,043,333	$408,875	$35,451	$1,487,659
Total liabilities	$737,527	$198,764	$23,465	$959,756

	Year ended December 31, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
	Audited
Total revenues and other income	$90,938	$35,200	$9,061	$135,199
Gross profit	$38,015	$16,141	$2,184	$56,340
Finance expenses, net	$60,252	$9,371	$2,269	$71,892

NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Series B Bond Payment

In January 2025, the Company made a principal installment payment of 75.3 million Israeli new Shekels ($21.0 million as of January 31, 2025) in connection with the Company’s Series B bonds. Subsequent to this installment payment, one Series B Bond installment remain, due on January 31, 2026.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 6:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONTINUED)

Loan Agreements

During the six months ended June 30, 2025, the Company entered into loan agreements and subsequently amended loan agreements with Pacific Oak Strategic Opportunity Limited Partnership, the Company’s sole owner. As of June 30, 2025, the outstanding loan balance was $10.0 million, carried an annual interest rate of 10.00%, and matures to the earlier of June 30, 2028 or a triggering event. The loan interest is recorded as finance expenses, net, net in the accompanying consolidated statements of profit or loss. Additionally, the loan is secured by equity of Pacific Oak Residential Trust, Inc., the Company’s subsidiary.

Crown Pointe Mortgage Loan

In April 2025, in light of the decision of the Company to market and sell the property, the borrowing company and the current lender in the property entered into a forbearance agreement in which the parties agreed to postpone the final repayment date of the loan in the amount of $54.7 million until September 2025 with the possibility of an additional extension, at the sole discretion of the lender, until December 2025.

As part of the aforesaid agreement, it was agreed that during the term of the agreement, the expiration of the final repayment date would not constitute an event of default of the loan, that the borrowing company would pay the monthly interest payments in accordance with the provisions of the loan agreement, and that a cash sweep mechanism would be activated.

NOTE 7:    SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the interim condensed consolidated financial statements are issued.

WhiteHawk Loan and Series C Bonds Payoff

In July 2025, the Company entered into a loan agreement with WhiteH awk Capital Partners LP for $80.0 million. The loan has an annual interest rate of one-month SOFR plus 6.50% with a SOFR floor of 3.50% and a maturity date of the earlier of December 1, 2027 or a triggering event. The loan is secured by the Company's undeveloped lands in Park Highlands and Richardson and 210 West 31st Street, a development property. As a result of entering into the loan, the Company early paid all outstanding Series C bonds of 142.0 million Israeli new shekels ($42.2 million as of July 29, 2025) and was subject to a 5.0 million Israeli new shekels ($1.5 million as of July 29, 2025) early pay interest penalty.

Real Estate Sale

In July 2025, the Company sold Georgia 400 Center, an office property, for gross sale proceeds of $39.1 million, before closing costs and credits. In connection with the sale, the Company repaid $39.5 million of the outstanding principal due under the secured mortgage loan.

110 William Joint Venture

In July 2025, the 110 William Joint Venture successfully delivered a second tranche of office space to a major tenant and as a result, the 110 William Joint Venture received a lump sum payment of $18.1 million from the tenant.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 7:    SUBSEQUENT EVENTS (CONTINUED)

Pending Transactions

On August 22, 2025, the Company entered into a Purchase and Sale Agreement for the Richardson office and undeveloped land assets for a sales price of $30.0 million, which is approximately the carrying amount in these financial statements, and on August 25, 2025, also entered into a Letter of Intent for 1,799 residential homes (to one buyer as a portfolio) for a sales price of $230.0 million, which is approximately a 24% discount on the carrying amounts in these financial statements. The closing of the residential homes transaction is contingent on the Company refinancing the existing debt on the residential homes. There can be no assurance that the Company will complete these transactions. The purchasers are not affiliated with the Company or the Company's advisor.